Exhibit 99.1

Appendix 4E

Coronado Global Resources Inc.
ARBN 628 199 468

The following comprises the financial information provided to the Australian Securities Exchange ("ASX") under Listing Rule 4.3A, including the consolidated results of Coronado Global Resources Inc. ("Coronado" or the "Company" or the "Group") for the financial year ended 31 December 2024 ("FY24").

All amounts in this Appendix 4E are denominated in United States dollars (USD) unless otherwise indicated.

Results for announcement to the market

Reporting period ("Current period"): Financial year ended 31 December 2024

Previous corresponding period ("Previous period"): Financial year ended 31 December 2023

(In US$ thousands)	31 December 2024	31 December 2023	% Variance
Revenue from ordinary activities	2,507,713	2,890,603	(13%)
Net (loss) income from ordinary activities after tax attributable to members	(108,881)	156,065	(170%)
Net (loss) income attributable to members	(108,881)	156,065	(170%)

A detailed discussion of the Company's operating results for the year ended 31 December 2024 is included in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the attached Annual Report on Form 10-K for the year ended 31 December 2024 filed with the U.S. Securities and Exchange Commission ("SEC").

The consolidated balance sheets, statements of operations and comprehensive income, stockholders' equity, and cash flows for the year ended 31 December 2024 are appended to this Appendix 4E. These audited financial statements and the related notes (collectively, the consolidated financial statements), are also included in Part II, Item 8 "Financial Statements and Supplementary Data" of the attached Annual Report on Form 10-K for the year ended 31 December 2024 filed with the SEC.

Net tangible asset backing	Current period	Previous corresponding period
Net tangible asset backing per ordinary security (US$)	6.22	7.25
Net tangible asset backing per CDI (US$)	0.62	0.72

Dividends

Dividends per Chess Depository Interest ("CDI")	Paid or payable on	Amount per CDI	Franked amount per CDI	Unfranked amount per CDI and declared to be conduit foreign income
Ordinary dividend - paid	4 April 2024	0.005	0.005	NIL
Ordinary dividend - paid	18 September 2024	0.005	0.005	NIL
Ordinary dividend – payable	4 April 2025	0.005	0.005	NIL

On 20 February 2025 Australia time (19 February 2025, New York City, United States time) the Company's Board of Directors declared a bi-annual fully franked fixed ordinary dividend ("dividend") of $0.005 per CDI. The dividend will have a record date of 12 March 2025, Australia time, payable on 4 April 2025, Australia time. Holders of CDI trading on the ASX who elect to receive the dividend in Australian currency will be paid based on exchange rate on the record date. The ex-dividend date will be 11 March 2025, Australia time.

There are no Dividend Reinvestment plans for the above dividends.

Consolidated Balance Sheets (In US$ thousands, except share data) Assets December 31, 2024 December 31, 2023 Current assets: Cash and cash equivalents $ 339,625 $ 339,295 Trade receivables, net 209,110 263,951 Inventories 155,743 192,279 Income tax receivable — 44,906 Other current assets 110,275 103,609 Total current assets 814,753 944,040 Non-current assets: Property, plant and equipment, net 1,507,130 1,506,437 Right of use asset – operating leases, net 90,143 80,899 Goodwill 28,008 28,008 Intangible assets, net 2,905 3,108 Restricted deposits 68,471 68,660 Deferred income tax assets — 27,230 Other non-current assets 6,342 19,656 Total assets $ 2,517,752 $ 2,678,038 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 101,743 $ 113,273 Accrued expenses and other current liabilities 206,798 312,705 Asset retirement obligations 15,523 15,321 Contract obligations 37,090 40,722 Lease liabilities 19,502 22,879 Interest bearing liabilities 1,363 — Income tax payable 17,568 — Other current financial liabilities 5,988 2,825 Total current liabilities 405,575 507,725 Non-current liabilities: Asset retirement obligations 149,275 148,608 Contract obligations 27,772 61,192 Deferred consideration liability 285,050 277,442 Interest bearing liabilities 410,944 235,343 Other financial liabilities 18,881 5,307 Lease liabilities 74,241 61,692 Deferred income tax liabilities 36,737 100,145 Other non-current liabilities 36,392 34,549 Total liabilities $ 1,444,867 $ 1,432,003 Common stock $0.01 par value; 1,000,000,000 shares authorized, 167,645,373 shares issued and outstanding as of December 31, 2024 and December 31, 2023 1,677 1,677 Series A Preferred stock $0.01 par value; 100,000,000 shares authorized, 1 Share issued and outstanding as of December 31, 2024 and December 31, 2023 — — Additional paid-in capital 1,094,560 1,094,431 Accumulated other comprehensive losses (137,560) (89,927) Retained earnings 114,208 239,854 Total stockholders’ equity 1,072,885 1,246,035 Total liabilities and stockholders’ equity $ 2,517,752 $ 2,678,038

Consolidated Statements of Operations and Comprehensive Income
(In US$ thousands, except share data)

	Year ended December 31,		
	2024	2023	2022
Revenues:			
Coal revenues	$ 2,444,862	$ 2,830,689	$ 3,527,626
Other revenues	62,851	59,914	43,916
Total revenues	2,507,713	2,890,603	3,571,542
Costs and expenses:			
Cost of coal revenues (exclusive of items shown separately below)	1,714,987	1,731,630	1,515,585
Depreciation, depletion and amortization	187,400	160,711	167,046
Freight expenses	241,377	259,710	249,081
Stanwell rebate	116,870	136,523	165,995
Other royalties	289,678	345,882	385,065
Selling, general, and administrative expenses	36,944	84,177	42,499
Total costs and expenses	2,587,256	2,718,633	2,525,271
Other income (expenses):			
Interest expense, net	(58,856)	(56,751)	(67,632)
Loss on debt extinguishment	(14,732)	(1,385)	(5,336)
Decrease (increase) in provision for discounting and credit losses	207	4,216	(3,821)
Other, net	3,734	5,764	33,795
Total other expense, net	(69,647)	(48,156)	(42,994)
(Loss) income before tax	(149,190)	123,814	1,003,277
Income tax (expense) benefit	40,309	32,251	(231,574)
Net (loss) income attributable to Coronado Global Resources Inc.	$ (108,881)	$ 156,065	$ 771,703
Other comprehensive loss, net of income taxes:			
Foreign currency translation adjustment	(47,633)	1,496	(47,195)
Total other comprehensive (loss) income	(47,633)	1,496	(47,195)
Total comprehensive (loss) income attributable to Coronado Global Resources Inc.	$ (156,514)	$ 157,561	$ 724,508
(Loss) earnings per share of common stock			
Basic	(0.65)	0.93	4.60
Diluted	(0.65)	0.93	4.60

Consolidated Statements of Stockholders’ Equity (In US$ thousands, except share data) Common stock Preferred stock Additional paid in capital Accumulated other comprehensive losses (Accumulated losses) Retained earnings Total stockholders' Shares Amount Series A Amount equity Balance December 31, 2021 167,645,373 $ 1,677 1 $ — $ 1,089,547 $ (44,228) $ 30,506 $ 1,077,502 Net income — — — — — — 771,703 771,703 Other comprehensive loss — — — — — (47,195) — (47,195) Total comprehensive (loss) income — — — — — (47,195) 771,703 724,508 Stock-based compensation for equity classified awards — — — — 2,735 — — 2,735 Dividends — — — — — — (701,655) (701,655) Balance December 31, 2022 167,645,373 $ 1,677 1 $ — $ 1,092,282 $ (91,423) $ 100,554 $ 1,103,090 Net income — — — — — — 156,065 156,065 Other comprehensive income — — — — — 1,496 — 1,496 Total comprehensive income — — — — — 1,496 156,065 157,561 Stock-based compensation for equity classified awards — — — — 2,149 — — 2,149 Dividends — — — — — — (16,765) (16,765) Balance December 31, 2023 167,645,373 $ 1,677 1 $ — $ 1,094,431 $ (89,927) $ 239,854 $ 1,246,035 Net loss — — — — — — (108,881) (108,881) Other comprehensive loss — — — — — (47,633) — (47,633) Total comprehensive loss — — — — — (47,633) (108,881) (156,514) Stock-based compensation for equity classified awards — — — — 129 — — 129 Dividends — — — — — — (16,765) (16,765) Balance December 31, 2024 167,645,373 $ 1,677 1 $ — $ 1,094,560 $ (137,560) $ 114,208 $ 1,072,885

Consolidated Statements of Cash Flows (In US$ thousands) Year Ended December 31, 2024 2023 2022 Cash flows from operating activities: Net (loss) income $ (108,881) $ 156,065 $ 771,703 Adjustments to reconcile net income to cash and cash equivalents provided by operating activities: Depreciation, depletion and amortization 190,923 163,862 165,503 Change in estimate of asset retirement obligation (3,523) (3,151) 1,543 Impairment of non-core assets 10,585 — — Amortization of right of use asset - operating leases 22,091 12,415 6,704 Amortization of deferred financing costs 3,989 4,300 1,933 Non-cash interest expense 34,912 30,997 31,362 Amortization of contract obligations (31,443) (33,026) (36,519) Equity-based compensation expense 129 2,149 2,735 Loss on debt extinguishment 14,732 1,385 5,336 Deferred income taxes (39,526) (21,338) 40,423 Reclamation of asset retirement obligations (9,724) (5,334) (4,543) (Decrease) increase in provision for discounting and credit losses (207) (4,216) 3,821 Gain on translation of short-term inter-entity balances (10,028) — — Other (694) 516 855 Changes in operating assets and liabilities: Accounts receivable - including related party receivables, net 35,451 155,056 (156,818) Inventories 27,644 (32,774) (41,243) Other current assets (2,778) (477) (12,365) Accounts payable (9,366) 40,159 (27,664) Accrued expenses and other current liabilities (97,895) (25,435) 84,041 Operating lease liabilities (21,050) (14,597) (8,244) Income tax payable 66,665 (164,834) 96,326 Change in other liabilities 2,033 6,560 1,754 Net cash provided by operating activities 74,039 268,282 926,643 Cash flows from investing activities: Capital expenditures (248,142) (237,205) (199,716) Proceeds from the disposal of property, plant, and equipment — — 318 Purchase of restricted and other deposits (2,462) (27,213) (9,761) Redemption of restricted and other deposits 24,268 26,250 816 Net cash used in investing activities (226,336) (238,168) (208,343) Cash flows from financing activities: Proceeds from interest bearing liabilities and other financial liabilities 449,860 — — Debt issuance costs and other financing costs (13,912) (3,436) — Principal payments on interest bearing liabilities and other financial liabilities (246,668) (4,361) (81,310) Call premiums paid on early redemption of debt (9,768) — (2,557) Principal payments on finance lease obligations (68) (127) (140) Dividends paid (16,679) (16,755) (700,244) Net cash provided by (used in) financing activities 162,765 (24,679) (784,251) Net increase (decrease) in cash and cash equivalents 10,468 5,435 (65,951) Effect of exchange rate changes on cash and cash equivalents (10,138) (769) (37,351) Cash and cash equivalents at beginning of period 339,295 334,629 437,931 Cash and cash equivalents at end of period $ 339,625 $ 339,295 $ 334,629 Supplemental disclosure of cash flow information: Cash payments for interest $ 29,727 $ 28,632 $ 36,728 Cash (refund) paid for taxes $ (67,842) $ 147,106 $ 90,888 Restricted cash $ 251 $ 251 $ 251

Net tangible asset backing per Ordinary Share/CDI (In US$ thousands, except share data) 31 December 2024 31 December 2023 Total Assets 2,517,752 2,678,038 Less: Goodwill 28,008 28,008 Less: Intangible assets 2,905 3,108 Less: Total Liabilities 1,444,867 1,432,003 Net tangible assets 1,041,972 1,214,919 Number of ordinary shares 167,645,373 167,645,373 Net tangible assets backing per ordinary Security $ 6.22 7.25 Number of CDIs 1,676,453,731 1,676,453,731 Net tangible assets backing per CDI $ 0.62 0.72